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                                                                   Exhibit 10.2

                   SEARLE MONSANTO STOCK OPTION PLAN OF 1986
         (Restated as in effect as of April 1, 1995 and Further Amended
                       April 25, 1997 and July 25, 1997)



ARTICLE I.  GENERAL PROVISIONS

      SECTION 1. PURPOSES. The SEARLE MONSANTO STOCK OPTION PLAN OF 1986 ("Plan") is designed to attract and retain for the Company and its Subsidiaries personnel of exceptional ability; to motivate such personnel through added incentives to make a maximum contribution to greater profitability; to develop and maintain a highly competent management team; and to be competitive with other pharmaceutical companies in the executive compensation area.

      SECTION 2. DEFINITIONS. Except where the context otherwise indicates, the following definitions apply:

            "Associated Company" means any corporation (or partnership, joint venture, or other enterprise) of which the Company owns or controls, directly or indirectly, 10% or more, but less than 50% of the outstanding shares of stock normally entitled to vote for the election of directors (or comparable equity participation and voting power), but which is not a Subsidiary.

            "Board" means Board of Directors of the Company.

            "Committee" means the Special Stock Option Grant Committee and, to the extent delegated by the Special Stock Option Grant Committee, the ECDC.

            "Company" means G. D. Searle & Co.

            "ECDC" means the Executive Compensation and Development Committee of the Board.

            "Effective Date" means October 24, 1986.

            "Eligible Participant" means any officer or other salaried employee (including a director who is a salaried employee) of the Company or a Subsidiary.

            "Fair Market Value" means, with respect to any given day, the average of the highest and lowest sales prices of the Shares reported as the New York Stock Exchange-Composite Transactions for such day, or if the Shares were not traded on such day, then on the next preceding day on which the Shares were traded, all as reported by such source as the Committee may


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select.

            "Monsanto" means Monsanto Company, a Delaware corporation and the parent corporation of the Company.

            "Participant" means an Eligible Participant to whom a Stock Option, Stock Appreciation Right, or Restricted Stock Grant (as those terms are hereinafter defined) has been granted.

            "Restricted Shares" means Shares that were made subject to restrictions in accordance with Article III of this Plan.

            "Shares" means shares of $2 par value common stock of Monsanto, and any shares of stock or other securities received as a result of a Share adjustment as set forth in Section 4 of this Article I.

            "Special Stock Option Grant Committee" means the committee consisting of three or more members as may be appointed by the Board to administer this Plan who may or may not be members of the Board, but who are "disinterested persons" within the meaning of Rule 16b-3 issued pursuant to the Securities Exchange Act of 1934, or any law, rule, regulation or other provision that may hereafter replace Rule 16b-3.

            "Stock Appreciation Right" means a right referred to in Section 4 of Article II of this Plan.

            "Stock Appreciation Right Fair Market Value" or "SAR Fair Market Value" shall mean a value established by the Committee for the exercise of a Stock Appreciation Right. If such exercise occurs during any quarterly "window period" as specified by Rule 16b-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended from time to time, or any law, rule, regulation or other provision that may hereafter replace such Rule, the Committee may establish a common value for exercises during such window period.

            "Stock Option" or "Option" means a non-qualified stock option granted pursuant to this Plan.

            "Subsidiary" means any corporation (or partnership, joint venture, or other enterprise) (i) of which the Company owns or controls, directly or indirectly, 50% or more of the outstanding shares of stock normally entitled to vote for the election of directors (or comparable equity participation and voting power) or (ii) which the Company otherwise controls (by contract or any other means). "Control" means the power to direct or cause the direction of the management and policies of a corporation, partnership, joint venture, or other enterprise.


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            "Termination of Employment" means the discontinuance of employment of a Participant for any reason other than a Transfer.

            "Transfer" means a change of employment of a Participant within the group consisting of the Company, its Subsidiaries and Associated Companies and Monsanto, its subsidiaries and associated companies.

      SECTION 3.  ADMINISTRATION.

      (a) This Plan shall be administered by the Special Stock Option Grant Committee except that the Special Stock Option Grant Committee may delegate a portion of the administration of this Plan to the ECDC as set forth in paragraph (b) below.

      (b) The Special Stock Option Grant Committee shall have the exclusive right to interpret this Plan and to select the persons who are to receive Stock Options, Stock Appreciation Rights and Restricted Stock Grants under this Plan, including, without limitation, the determination of the number of Shares to be subject to and the form, terms, conditions and duration of each Stock Option, Stock Appreciation Right and Restricted Stock Grant and the amendment thereof, consistent with the provisions of this Plan; provided, however, that the Special Stock Option Grant Committee may delegate to the ECDC the right to select those persons who are not officers or directors of Monsanto (as defined in Section 16(b) of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission issued pursuant to such Act) who are to receive Options, Stock Appreciation Rights and Restricted Stock Grants under this Plan, including, without limitation, the determination of the number of Shares to be subject to and the form, terms, conditions and duration of each Option, Stock Appreciation Right and Restricted Stock Grant granted to such Participants (and the amendment thereof), consistent with the provisions of this Plan, and to authorize payment in respect of an Option (pursuant to Article II, Section 1(c)) or a Stock Appreciation Right (pursuant to Article II, Section 4(c), (e) and (f)), involving such a Participant. All acts and decisions of the Committee with respect to any questions arising in connection with the administration and interpretation of this Plan, including the severability of any and all of the provisions hereof, shall be conclusive, final and binding upon all Participants.

      (c) The Committee may adopt and amend, from time to time, rules and regulations of general application for the administration of this Plan, including terms and conditions related to the receipt and exercise of Options, Stock Appreciation Rights and Restricted Stock Grants. Such rules and regulations may include, at the Committee's discretion, the provision by the Company of loans for the purpose of financing the exercise of Options, and the amount of taxes payable in connection therewith.


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      (d)   Without limiting the foregoing Sections 3(a), (b) and (c) of this
Article I (and notwithstanding any other provisions of this Plan), the Committee is authorized to take such action as it determines to be necessary or advisable, and fair and equitable to Participants, with respect to Options, Stock Appreciation Rights and Restricted Stock Grants in the event of: a merger of Monsanto with, consolidation of Monsanto into, or the acquisition of Monsanto by, another corporation; a sale or transfer of all or substantially all of the assets of Monsanto to another corporation or any other person or entity; a tender or exchange offer for Shares made by any corporation, person or entity (other than Monsanto); or other reorganization in which Monsanto will not survive as an independent, publicly owned corporation. Such action may include (but shall not be limited to) establishing, amending or waiving the forms, terms, conditions and duration of Stock Options, Stock Appreciation Rights and Restricted Stock Grants so as to provide for earlier, later, extended or additional times for exercise or payments, differing methods for calculating payments, alternate forms and amounts of payment, or other modifications. The Committee may take such actions pursuant to this Section 3(d) by adopting rules and regulations of general applicability to all Participants or to certain categories of Participants, by including, amending or waiving terms and conditions in Option, Stock Appreciation Right and Restricted Stock grants, or by taking action with respect to individual Participants. The Committee may take such actions as part of the grants or before or after the public announcement of any such merger, consolidation, acquisition, sale or transfer of assets, tender or exchange offer or other reorganization.

      SECTION 4. SHARE ADJUSTMENTS. In the event that at any time or from time to time a stock dividend, stock split, recapitalization, merger, consolidation, or other change in capitalization, or a sale by Monsanto of all or part of its assets, or any distribution to shareholders other than a cash dividend results in (a) the outstanding Shares, or any securities exchanged therefor or received in their place, being exchanged for a different number or class of shares of stock or other securities of Monsanto, or for shares of stock or other securities of any other corporation; or (b) new, different or additional shares or other securities of Monsanto or of any other corporation being received by the holders of outstanding Shares, then:

            (i) the limitation of 1,500,000 Shares set forth in Section 1(a) of Article II and in Article III of this Plan;

           (ii) the number and class of Shares (A) that may be subject to Stock Options, Stock Appreciation Rights or Restricted Stock Grants and (B) which have not been issued or transferred under Stock Options, Stock Appreciation Rights or Restricted Stock


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Grants; and

          (iii) the purchase price to be paid per Share under unexercised Stock Options and the number of Shares to be transferred in settlement of outstanding Stock Appreciation Rights;

shall in each case be equitably adjusted as determined by the Committee in its sole discretion.

ARTICLE II.  PLAN

      SECTION 1.  OPTION SHARES.

      (a)   (i)   The total number of Shares for which Options may be granted under this Plan shall not exceed 1,500,000 Shares, subject to: (A) the adjustments provided for in Section 4 of Article I of this Plan; (B) the provisions of Section 1(b) of this Article II; and (C) reduction by the number of shares committed or awarded pursuant to Article III of this Plan. Such Shares may be authorized but unissued Shares, or treasury Shares, or both. Options may be granted for restricted or unrestricted Shares.

           (ii) The total number of Shares for which Options may be granted under this Plan to any one Eligible Participant shall not exceed in any one calendar year 5% of the total number of Shares for which Options may be granted under this Plan, subject to the adjustments provided for in Section 4 of Article I of this Plan.

      (b) In the event that any unexercised Stock Option granted hereunder lapses or ceases to be exercisable for any reason other than a surrender of the Option pursuant to Section 1(c) of this Article II or the exercise of a Stock Appreciation Right under Section 4 of this Article II, the Shares subject to such Option shall again be available for Option grants under this Plan without again being charged against the limitation of 1,500,000 Shares set forth in Section 1(a) of this Article II. Any amendment of any Option or Stock Appreciation Right by the Committee pursuant to Article I, Section 3 of this Plan shall not be considered the grant of a new Option.

      (c) In the event of Termination of Employment for death, disability, hardship or unusual circumstances as determined by the Committee, the Committee may, with the consent of the Participant or his or her legal representative, authorize payment, in cash or in Shares, or partly in cash and partly in Shares, as the Committee may direct, of an amount equal to the difference at the time between the Fair Market Value of the Shares subject to an Option and the Option exercise price in consideration of the surrender of the Option. In such an event the Shares subject to the Option so surrendered shall be charged against the limitations


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                                    -6-

set forth in Section 1(a) of this Article II.

      SECTION 2.  INCIDENTS OF OPTIONS AND STOCK APPRECIATION RIGHTS.

      (a) Each Stock Option and Stock Appreciation Right shall be granted subject to such terms and conditions, if any, not inconsistent with this Plan, as shall be determined by the Committee, including any provisions as to continued employment as consideration for the grant or exercise of such Option or Stock Appreciation Right and any provisions which may be advisable to comply with applicable laws, regulations or rulings of any governmental authority. Unless otherwise provided at the time of any Option grant and except as otherwise specifically provided in this Plan, Options shall only be exercisable by a Participant as follows:

                                                     Percentage
                                                      of Total
                                                     Shares Per
                                                    Option Grant
            Option Exercise Dates                    Exercisable
            ---------------------                    -----------
      1.    On and after twelve (12) months from
            the Option grant date...................   33-1/3%

      2.    On and after twenty-four (24) months
            from the Option grant date..............   66-2/3%

      3.    On and after thirty-six (36) months
            from the Option grant date..............   100%

            If the application of the foregoing vesting schedule would result in a fractional Share being issuable upon the exercise of an Option, the number of Options vested shall be rounded up to the next full Share, but not to exceed in the aggregate the original grant total.

      (b) A Stock Option or Stock Appreciation Right shall not be transferable by the Participant otherwise than by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the Participant only by him or her or by his or her guardian or legal representative.

      SECTION 3. CONDITIONS OF OPTIONS. Options may be granted to Eligible Participants at such time or times determined by the Committee, subject to the following terms and conditions:

      (a) The Option exercise price per Share shall be established by the grant but shall not be less than 100% of the Fair Market Value at the time of the grant (or such later date as the


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Committee shall determine).

      (b) The Option and its related Stock Appreciation Right, if any, may be exercised in full or in part from time to time prior to Termination of Employment and within ten (10) years and thirty (30) days from the date of the grant, or such shorter period as may be specified by the Committee in the grant, provided that Options or Stock Appreciation Rights exercisable as of the date of Termination of Employment shall remain exercisable for a period of up to three (3) months following Termination of Employment (up to five (5) years if Employment shall have terminated as a result of total and permanent disability as determined by the Committee or retirement pursuant to, and as defined in, the applicable pension plan of the Company, its Subsidiary or Associated Company, and up to twelve (12) months in the event of death); provided, further, that no such period following Termination of Employment shall extend the original exercise period of the Option or the Stock Appreciation Right.

      (c) In the event of Termination of Employment due to retirement (as defined in (b) above), death or total and permanent disability (as determined by the Committee), all Options or Stock Appreciation Rights granted more than twelve (12) months prior to such event shall, notwithstanding Article II,
Section 2, become immediately exercisable.

      (d) The Option grant may include any other terms and conditions not inconsistent with this Plan, as determined by the Committee.

      SECTION 4. CONDITIONS OF STOCK APPRECIATION RIGHTS. A Stock Appreciation Right may be granted to an Eligible Participant in connection with (and only in connection with) an Option granted under this Plan, subject to the following terms and conditions:

      (a) Such Stock Appreciation Right shall entitle a holder of an Option within the period specified for the exercise of the Option in the related Option grant to surrender the unexercised Option (or a portion thereof) and to receive in exchange therefor a payment in cash or Shares having an aggregate value equal to the product of (i) the amount by which (A) the SAR Fair Market Value of each Share exceeds (B) the Option price per Share, times (ii) the number of Shares under the Option, or portion thereof, which is surrendered.

      (b) Each Stock Appreciation Right granted hereunder shall be subject to the same terms and conditions as the related Option. It shall be exercisable only to the extent such Option is exercisable and shall terminate or lapse and cease to be exercisable when the related Option terminates or lapses. The Committee may grant Stock Appreciation Rights concurrently with


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grants of Options or in connection with previously granted Options under this
Plan which are unexercised and have not terminated or lapsed. With respect to Stock Appreciation Rights granted in connection with such previously granted Options, the Committee shall provide that such Stock Appreciation Rights shall not be exercisable until the holder completes six (6) months (or such longer period as the Committee shall determine) of service with the Company, a Subsidiary, or an Associated Company immediately following the date of the grant of such Stock Appreciation Rights.

      (c) The Committee shall have sole discretion to determine in each case whether the payment will be in the form of all cash, all Shares or any combination thereof. If payment is to be made in Shares, the number of Shares shall be determined as follows: the amount payable in Shares shall be divided by the SAR Fair Market Value of Shares. The payments to be made, in whole or in part, in cash upon the exercise of Stock Appreciation Rights by any officer of Monsanto shall be made in accordance with the provisions relating to the exercise of stock appreciation rights of Rule 16b-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect at the time of such exercise, or any law, rule, regulation or other provision that may hereafter replace such Rule.

      (d) Upon exercise of a Stock Appreciation Right, the number of Shares subject to exercise under the related Option shall automatically be reduced by the number of Shares represented by the Option or portion thereof which is surrendered. To the extent that a Stock Appreciation Right shall be exercised, any Shares transferred upon such exercise shall not be charged against the maximum limitations upon the grant of Options set forth in the Plan under which such Option shall have been granted but the Option in connection with which a Stock Appreciation Right shall have been granted shall be deemed to have been exercised for the purpose of such maximum limitations.

      (e) The Committee shall have the sole discretion as to the timing of any payment made in cash, Shares, or a combination thereof upon exercise of Stock Appreciation Rights hereunder, whether in a lump sum, in annual installments or otherwise deferred and the Committee shall have sole discretion to determine whether such payments may bear amounts equivalent to interest or cash dividends.

      (f)   For purposes of this Section 4 of Article II:

            (i) "Unrelated Party" means any party or group of parties acting together other than (A) Monsanto, its directors and officers, or (B) any nominee holder for any stock exchange;

           (ii)   "Offer" means any tender or exchange offer made by


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                                    -9-

an Unrelated Party for the Shares and shall be deemed to occur upon the first purchase or exchange of such Shares;

          (iii) "Change of Control" means any acquisition, beneficially or otherwise, by any Unrelated Party of 25% or more of the combined voting power of the common and preferred stock of Monsanto and shall be deemed to occur upon the date that the Unrelated Party attains control of said 25% or more of the combined voting power;

           (iv) "Change of Control Market Value" of the Shares means the higher of --

                  (A) the value for which such Shares may be exchanged or offered under any Offer pursuant to which Shares are actually exchanged or purchased; or

                  (B) the Fair Market Value of such Shares on the date of exercise of a Stock Appreciation Right.

      Notwithstanding the foregoing provisions of this Section 4 of Article II and without limiting the provisions of Section 3 of Article I of this Plan, in the event of an Offer or Change of Control, a Participant holding an unexercised Stock Appreciation Right may exercise such Stock Appreciation Right and elect to be paid solely in cash in an amount equal to the difference between the Option price and the Change of Control Market Value of the Shares, unless within five (5) business days after receipt of notification of such election by the Secretary of Monsanto, the Committee acts to disapprove the cash election. Unless it acts to disapprove, the Committee's consent shall be deemed to be given at the close of business on the fifth business day after the Secretary's receipt of notification of such election and payment shall be made as soon as practicable after expiration of such five (5) business day period. The election provided herein shall apply only: (x) during the thirty
(30) day period following the first exchange or purchase of Shares pursuant to an Offer; or (y) during the thirty (30) day period following the date on which sufficient Shares are acquired to constitute a Change of Control.

ARTICLE III.  RESTRICTED SHARES

      The Committee may make awards of Restricted Shares to Eligible Participants. The Committee shall have full discretion to determine the terms and conditions of such awards. The total number of Shares which may be used for such awards under this Plan shall not exceed 1,500,000 Shares, subject to:
(A) the adjustments provided for in Section 4 of Article I of this Plan; and
(B) reduction by the number of Shares for which Stock Options have been granted pursuant to Article II of this Plan (except as provided in Section 1(b) of Article II).


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                                    -10-

      Restricted Shares shall be subject to such terms and conditions, including forfeiture, if any, and to such restrictions against sale, transfer or other disposition as may be determined by the Committee at the time a Non-qualified Option for the purchase of Restricted Shares is granted, at the time a Stock Appreciation Right to be settled with Restricted Shares is granted, at the time of making a bonus award of Restricted Shares or at any other time as reasonably determined by the Committee (collectively a "Restricted Stock Grant"). Any new or additional or different Shares or other securities resulting from any adjustment of such Shares of the type described in Section 4 of Article I shall be subject to the same terms, conditions, and restrictions as the Restricted Shares prior to such adjustment. The Committee may, in its discretion, remove, modify or accelerate the release of restrictions on any Restricted Shares in the event of hardship or disability of the Participant while employed, in the event that the Participant ceases to be an employee of the Company, a Subsidiary or Associated Company, as the result of death or otherwise, in the event of a relocation of a Participant to another country or for such other reasons as the Committee may deem appropriate. In the event of the death of a Participant following the transfer of Restricted Shares to him, the legal representative of the Participant, the beneficiary designated in writing by the Participant during his lifetime, or the person receiving such Shares under his will or under the laws of descent and distribution shall take such Shares subject to the same restrictions, conditions and provisions in effect at the time of his death, to the extent applicable.

ARTICLE IV.  MISCELLANEOUS PROVISIONS

      SECTION 1. TRANSFER. Neither a Stock Option nor a Stock Appreciation Right shall be transferable except as provided for herein in the case of death. If any Participant makes such a transfer in violation hereof, any obligation of the Company with respect to such Option or Stock Appreciation Right shall forthwith terminate.

      SECTION 2. CONTINUED EMPLOYMENT. Nothing in this Plan or any booklet or other document describing or referring to this Plan shall be deemed to confer on any employee or Participant the right to continue in the employ of his or her employer or affect the right of his or her employer to terminate the employment of any such person with or without cause.

      SECTION 3. SEGREGATED FUND. Nothing contained herein shall require the Company to segregate any monies from its general funds, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant, nor require Monsanto to segregate any treasury Shares.


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                                    -11-

      SECTION 4. GOVERNING LAW. This Plan and all actions taken hereunder will be governed by the laws of the State of Illinois.

      SECTION 5. WITHHOLDING. The Company may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of any taxes which the Company is required by any law or regulation of any governmental authority, whether federal, state or local, domestic or foreign, to withhold in connection with any Stock Option or the exercise thereof or any Stock Appreciation Right or the exercise thereof.

      SECTION 6. EFFECT OF SPINOFF. Notwithstanding any other provision of this Plan, for purposes of any award that is outstanding as of the date that the Company spins off the Company's chemical businesses into a new publicly traded company ("Chemicals") and is held by a Participant who in connection with such spinoff becomes an employee of Chemicals (or a subsidiary or associated company of Chemicals) rather than an employee of the Company (or a Subsidiary or Associated Company of the Company), such change of employment shall not constitute a Termination of Employment. With respect to any such award held by such a Participant, Termination of Employment shall mean such Participant's termination of employment with Chemicals other than a Transfer, with Transfer defined as a change of employment of the Participant within the group consisting of Chemicals, its subsidiaries and its associated companies. For purposes of this section, a subsidiary of Chemicals means any corporation (or partnership, joint venture, or other enterprise) of which Chemicals owns or controls, directly or indirectly, 50% or more of the outstanding shares of stock normally entitled to vote for the election of directors (or comparable equity participation and voting power) and an associated company of Chemicals means any corporation (or partnership, joint venture, or other enterprise), of which Chemicals owns or controls, directly or indirectly, 10% or more, but less than 50% of the outstanding shares of stock normally entitled to vote for the election of directors (or comparable equity participation and voting power).

ARTICLE V.  AMENDMENTS

      SECTION 1. AMENDMENT OR TERMINATION OF PLAN. The Board or the Special Stock Option Grant Committee may, from time to time, amend this Plan, or discontinue this Plan or any provision thereof, provided that no amendments or modifications to this Plan shall, without the prior approval of the shareholders normally entitled to vote for the election of directors of
Monsanto:

      (a) change the number of Shares for which Stock Options may be granted, or the percentage thereof which may be made subject to Options granted to any one Eligible Participant, as set forth in


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                                    -12-

Section 1(a) of Article II of this Plan;

      (b) make any member of the Committee eligible for the grant of a Stock Option, Stock Appreciation Right or Restricted Stock Grant;

      (c) limit or restrict the powers of the Committee with respect to the administration of this Plan except as may be required by any law, regulation or governmental order;

      (d) materially increase the benefits accruing to Participants under this Plan;

      (e) materially modify the requirements as to eligibility for participation under the Plan; or

      (f)   change any of the provisions of this Article V.

      SECTION 2. EFFECT ON OPTIONS OR STOCK APPRECIATION RIGHTS. No amendment or discontinuance of this Plan or any provision thereof shall, without the written consent of the Participant, adversely affect any Stock Option, Stock Appreciation Right, or Restricted Stock Grant theretofore granted to such Participant under this Plan.

ARTICLE VI.  MISCELLANEOUS

      SECTION 1. OTHER PLANS. This Plan is not intended to and shall not preclude the establishment or operation by the Company or any Subsidiary of any thrift, savings and investment, achievement award, stock purchase, incentive, employee recognition or other benefit plan or arrangement for any employees and any such other plan may be authorized and payments made thereunder independently of this Plan.